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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of November 15, 1999 (the "Effective Date") by and between PAUL ZABETAKIS, M.D., a Connecticut resident ("Employee"), and EVEREST HEALTHCARE SERVICES CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, the Company provides dialysis and other services to patients and other clients through its subsidiaries, and provides management, operational and other services to its subsidiaries and various other entities; and

     WHEREAS, the Company desires to employ Employee, and Employee desires to be so employed, in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   Employment.
     ----------

     1.1. Engagement of Employee.  The Company agrees to employ Employee as
          ----------------------
Executive Vice President and Chief Operating Officer of the dialysis services business of the Company, and Employee accepts such employment by the Company, during the period beginning on the Effective Date and ending on the fifth anniversary thereof (the "Expiration Date"), unless sooner terminated pursuant to Section 3 hereof (the "Employment Period").

     1.2  Duties and Powers.  During the Employment Period, Employee will serve
          -----------------
as Executive Vice President and Chief Operating Officer of the dialysis services business of the Company, and will have such responsibilities, duties and authorities as outlined on Exhibit A hereto and render such other services of a similar executive and administrative character to the Company, its subsidiaries and its affiliates with respect to its dialysis services business, as the chief executive officer of the Company or Board of Directors of the Company (the "Board") may from time to time direct. Employee will report to the Chief Executive Officer of the Company. Employee will devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company, and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, businesslike and efficient manner, and in a manner which does not violate any fiduciary duties Employee owes the Company under common or statutory law, for the purpose of advancing the Company. Employee acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period, except with the consent of the Company, he will not engage in any other business activity or have any business pursuits or interests except insignificant activities or interests which do not conflict or compete with the business of the Company and its subsidiaries or interfere with the performance of Employee's duties hereunder.

2.   Compensation.
     ------------

     2.1  Base Salary.  During the Employment Period, the Company will pay
          -----------
Employee a base salary at the rate of $225,000 per annum, or a greater amount as determined by the Board in its sole discretion (the base salary in effect from time to time is hereinafter referred to as the "Base Salary"), payable in regular installments in accordance with the Company's general payroll practices for salaried officers. Employee is eligible for periodic salary increases based upon performance and other relevant factors, as determined by the Board.

     2.2  Bonus Plan.  Employee shall be eligible to receive bonus compensation
          ----------
after each fiscal year of the Company ending during the Employment Period based on the Company's performance during such fiscal year and Employee's contributions to such performance and in an amount equal to up to forty-five percent (45%) of his annual Base Salary during such fiscal year. The decision to award any such bonus, and the amount thereof, shall be determined by the Board in its sole discretion; provided, that with respect to services provided pursuant to this Agreement during the fiscal year of the Company ending on September 30, 2000, Employee shall receive a minimum guaranteed bonus of $70,875 in cash at such time other bonus amounts may be paid by the Company to its employees for such period. The guaranteed bonus amount described in the proviso to the immediately preceding sentence shall be paid to Employee no later than January 31, 2001, and in the event this Agreement is terminated by the Company for any reason other than Cause prior to September 30, 2000, such guaranteed bonus amount will be paid on a pro rata basis for such period of employment.

     2.3  Benefits.  In addition to the compensation payable to Employee
          --------
hereunder, Employee will be eligible to receive the following benefits during the Employment Period, which benefits are provided to officers of the Company generally as of the date hereof:

          (a) participation in any plan, arrangement or policy of the Company relating to profit sharing, pensions, life insurance, disability, health care coverage or education, that the Company has adopted for the benefit of its officers generally, as such benefits may be changed by the Company from time to time during the term of this Agreement;

          (b) paid vacation each year with salary, consistent with Company policy for all salaried officers, but in no event less than four weeks paid vacation and company holidays each year as designated in the Company policy manual;

          (c) reimbursement for reasonable out-of-pocket business expenses incurred by Employee in the ordinary course of his duties, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses, including, without limitation, requirements with respect to reporting and documentation of such expenses;

          (d) a personal expense account, funded at the employee's discretion from a designated portion of the Employee's salary, to be used for legitimate business expenses, provided all monies not used in the account at each year end will be returned to the Employee as his salary;

          (e) reimbursement for relocation expenses as agreed between the Company and Employee upon presentation of documentation of expenses as required by Company policy; and

          (f) reimbursement for any continuing education programs required by the Company upon presentation of documentation of expenses as required by Company policy.

     2.4  Stock Options.  Effective as of the date hereof and as additional
          -------------
consideration for the services provided by Employee to the Company hereunder, the Company agrees to grant to Employee the right and option to purchase 60,000 shares of the common stock of the Company, at an exercise price of $13.05 per share and on such other terms and conditions as provided in the Stock Option Agreement dated as of the Effective Date between the Company and Employee. In addition, as an executive officer of the Company, Employee shall be eligible to receive, but the Company is not obligated to grant, additional options. The grant of any such options, number of shares, price and any other term or condition regarding any option shall be determined solely by the Board or designated committee of the Board.

     2.5  Success Bonus.  In the event (i) the Company enters into a definitive
          -------------
binding agreement prior to September 30, 2002 for the sale of the Company (whether pursuant to a merger, a sale of substantially all of the assets or all the common stock, or otherwise) to a third party (a "Sale") pursuant to which the shareholders of the Company receive cash or marketable securities in exchange for the Company's stock, (ii) such Sale closes, and (iii) Employee is employed by the Company at the time of the closing, the Company will pay to Employee an additional bonus of $200,000 no later than 30 days following the closing of the Sale; provided, that the bonus described above shall not apply or be payable with respect to any public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock or in the event the Sale does not result in a change of control of the Company.

3.   Termination.
     -----------

     3.1  Termination By Employee or the Company.  The Employment Period (i)
          --------------------------------------
shall automatically terminate immediately upon Employee's resignation (for or without Good Reason, as defined below) or death, or (ii) may be terminated by the Company upon written notice delivered to Employee for or without Cause (as defined below) or by reason of Employee's Permanent Disability (as defined below).

          (a)  "Good Reason" shall mean:

                    (x) a significant demotion or material diminution in
               Employee's duties and responsibilities; provided that Employee voluntarily terminates his employment with Company within 180 days after such event occurs; provided, further, that Good Reason shall not be deemed to exist for purposes hereof if, (1) the Company provides notice to Employee of any change in his duties or his responsibilities and either
               (A) Employee fails to provide written notice to the Company within 30 days of being notified of such change that he objects to such change and that such change constitutes a significant demotion or material diminution in Employee's duties and responsibilities hereunder or (B) Employee provides the notice described in the preceding clause (A) but the Company corrects such change in Employee's duties and responsibilities so as to cure any such demotion or diminution; or (2) Cause then existed for the termination of Employee's employment hereunder and the Company notifies Employee thereof within 30 days of (i) receiving notice from Employee that Employee is resigning for Good Reason, if any such notice is given, or (ii) such Employee's resignation for Good Reason, if any such notice is not given; or

                    (y) a material breach by the Company of its obligations
               under this Agreement which breach, provided it is of a nature which is capable of being cured, is not cured by the Company within 30 days after the Company receives written notice from Employee specifying the nature of such breach; provided, that Good Reason shall not be deemed to exist for purposes hereof if Cause then existed for the termination of Employee's employment hereunder and the Company notifies Employee within 30 days of (i) receiving notice from Employee that Employee is resigning for Good Reason, if any such notice is given, or (ii) such Employee's resignation for Good Reason, if any such notice is not given.

          (b) "Cause" shall mean a determination by the Board in the exercise of its reasonable judgment that Employee has (i) committed an act or acts constituting a material breach of this Agreement, a felony or other act involving dishonesty, a breach of his fiduciary duties owed to the Company under common or statutory law or fraud with respect to the Company or Affiliated Entity (as defined below) or (ii) willfully taken or willfully failed to take any action the consequence of which action or omission is materially damaging to the business, assets or financial condition of the Company or an Affiliated Entity. Without limiting the generality of the preceding sentence, the Company and Employee acknowledge and agree that "Cause" shall not include any breach by Employee of the terms and conditions of this Agreement, which breach, provided it is of a nature that is capable of being cured, is cured by Employee within thirty (30) days after Employee receives written notice from the Company specifying the nature of such breach, which thirty (30) day period may extend, if necessary, the effective date of termination of this Agreement in connection with any resignation by the Employee for Good Reason, as stated in any notice provided to the Company by the Employee with respect to any such resignation for Good Reason.

          (c) "Permanent Disability" shall mean, with respect to the Employee the suffering of any mental or physical illness, disability or incapacity to the extent that the Employee shall be unable to perform his essential job duties with or without reasonable accommodation for a period of three consecutive months during any six-month period; provided, however, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board and reasonably acceptable to the Employee. With respect to the foregoing, the Employment Period shall end on the last day of such three-month period.

          (d) "Affiliated Entity" shall mean any entity which, directly or indirectly controls, is controlled by or is under common control with, the Company, including any entity which may be controlled by the Company pursuant to a management or consulting arrangement.

     3.2  Compensation After Termination or Expiration.
          --------------------------------------------

          (a) If the Employment Period is terminated by the Company for Cause then the Company shall have no further obligation hereunder or otherwise with respect to Employee's employment from and after the termination date except payment of Employee's Base Salary accrued through the effective date of such termination.

          (b) If the Employment Period is terminated (i) by the Company without Cause; or (ii) due to Employee's death or Permanent Disability; or (iii) due to Employee's resignation for or without Good Reason (as defined below), Employee (or his designated beneficiary) shall be entitled to receive (A) Severance Pay (as defined below); (B) payment of Employee's premiums for continued coverage under the Company's group health insurance plan for up to 12 months from the date of termination on the same basis as provided to Employee prior to termination if Employee is eligible and elects such continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA); (C) payment of Employee's premiums for continued coverage under the Company's group term life insurance plan for up to 12 months from the date of termination on the same basis as provided to Employee prior to termination subject to the Company's ability to provide such insurance and (D) any unpaid success bonus earned by Employee as described in Section 2.5; provided, however that as a condition to receiving such Severance Pay, such insurance premium payments and any success bonus, Employee must execute a general release and waiver of claims containing such terms and in a form satisfactory to the Company.

          "Severance Pay" shall mean a cash payment equal to a percentage of Employee's Base Salary, payable for one year from the date of such termination, in regular installments in accordance with the Company's regular payroll practices for salaried officers in effect at such time, as follows:

               (A) with respect to a termination by the Company without Cause, or resignation by Employee for Good Reason or due to Employee's death or Permanent Disability, 130% of the Base Salary; or

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

               (B) with respect to a termination due to Employee's resignation without Good Reason: (A) 130% of the Base Salary if the date of termination is on or after the third anniversary of the Effective Date; (B) 86% of the Base Salary if the date of termination is on or after the second anniversary, but prior to the third anniversary, of the Effective Date; (C) 43% of the Base Salary if the date of termination is on or after the first anniversary, but prior to the second anniversary, of the Effective Date; or (D) zero if the date of termination is prior the first anniversary of the Effective Date.

          (c) Notwithstanding any provision hereof, after termination or expiration of the Employment Period for any reason (i) the Company shall continue to have all of its rights hereunder (including, without limitation, all rights under Section 4 hereof at law or in equity), and
     (ii) Employee shall continue to have all of his rights under Section 3.2 and Section 3.3 hereof.

     3.3  Obligations On Termination.
          --------------------------

          (a) Upon the expiration or termination of the Employment Period for any reason, Employee shall be deemed to have resigned from all offices, directorships, trusteeships, or other positions he may then hold with the Company or an Affiliated Entity. Such resignation shall be deemed effective immediately thereupon, without the requirement that a written resignation be delivered.

          (b) Employee agrees that following the expiration or termination of the Employment Period for any reason, he will assist the Company as it may reasonably request to discharge its continuing obligations with respect to services performed by Employee for a period not to exceed 60 days (and so long as such services do not interfere with any new position or employment of Employee), and in such events Employee will be entitled to compensation on a per diem basis at his then customary rate for such services in addition to reimbursement for reasonable expenses incurred (upon presentation of documentation consistent with Company policy) and all other payments due the Employee by the Company in accordance with the terms hereof. Such rate shall be negotiated between the parties in good faith, or if they are unable to agree shall be 200% of Employee's Base Salary divided by 365.

          (c) The Employee agrees to promptly return to the Company, upon termination of the Employment Period, all property of the Company that is in Employee's possession including, without limitation, all keys, computer hardware, materials, papers, books, files, documents, records, policies, client and customer information and lists, marketing information, data base information and lists, mailing lists, notes, computer software and programs, data, and any other property or information that Employee may have relating to the Company and its customers, clients, employees, policies, or practices (whether those materials are in paper or computer-stored form). Employee agrees not to retain any such property or information in any form, and not to give copies of such property or information or disclose their contents to any other person.

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

4.   Covenant Not to Compete.
     -----------------------

     4.1  Employee's Knowledge.  Employee acknowledges and agrees that he has
          --------------------
occupied and will continue to occupy a position of trust and confidence with the Company and has and will become familiar with the Company's trade secrets and other proprietary and confidential information concerning the Company. Employee acknowledges and agrees that his services are of a special, unique and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement. Employee further acknowledges that the Company's relationships with its clients and other business partners are among its most valuable assets which in many cases have been created over a long period of time and, if lost, could not be replaced.

     4.2  Non-Compete.
          -----------

          (a) As consideration for the Company entering into this Agreement, and in recognition of the Company's proprietary interest in its business, Employee agrees that he shall not, during the Restricted Period (as defined below), directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or adviser to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist, any person that engages in or owns, invests in, operates, manages or controls any venture or enterprise engaging or proposing to engage in the Business (as defined below) anywhere in the Territory (as defined below). "Business" shall mean the performance of activities related to:

             (i) the provision of dialysis treatments or services utilized in connection with any dialysis treatment;

             (ii) the purchase, sale or establishment of dialysis operations and facilities;

             (iii) practice management for any physician or entity practice which provides nephrology or renal dialysis services; or

             (iv) extracorporeal blood handling as provided by the Company or any Affiliated Entity as of the date hereof.

     Notwithstanding the foregoing to the contrary and subject to the proviso below, (1) following any termination of this Agreement, the Employee may engage in the following activities: (w) the practice of medicine by such Employee or the ownership or operation of an outpatient dialysis treatment facility as an extension of such practice, so long as such medical practice or dialysis business is not affiliated in any way with any person (including any physician or entity) which was affiliated in any way with the Company at any time during the two year period ending on the date of termination of this Agreement, (x) practice management under clause (iii) for any medical practice of such Employee, (y) the provision of management or consulting services to or on behalf of any person, arrangement or company, in each case other than to or on behalf of any person, arrangement or company the principal business of which is the provision of dialysis services or management or consulting services for nephrology practices, and (z) employment by Employee at Lenox Hill Hospital in a medical or business capacity; provided, that except with respect to the purchase or sale of supplies and equipment used in dialysis treatments or extracorporeal blood handling in connection with items (w) through (z) above, the foregoing shall in no way be construed to be a waiver by the Company with respect to activities between Employee and any person (including any physician or entity) who competes with the Business of the Company, including without limitation national or regional dialysis providers such as Gambro, Fresenius, Total Renal Care or their successors, which activities shall be prohibited in accordance with this Section 4.2; and (2) during the Restricted Period, Employee may own, beneficially or of record, up to 2% of the outstanding common shares of any publicly-traded corporation engaged in the Business, so long as such shares were purchased in open market transactions at available public prices. "Restricted Period" shall mean the period commencing on the Effective Date hereof and ending on the date which is the second anniversary of the first to occur of the Expiration Date and the date Employee's employment with the Company is terminated for any reason.

          (b) The Restricted Period shall be automatically extended for a period equal to any period that Employee is in breach of the restrictive covenants set forth in this Section 4 (the "Restrictive Covenants"). "Territory" shall mean the area included within a 20 mile radius of any location where the Company or any of its Affiliated Entities provides services or engages in the Business, including any Medicare certified outpatient renal dialysis facility or any other facility providing any services or engaging in any activities of the Business which is (x) owned, operated or managed by the Company or any Affiliated Entity on the Expiration Date or the date on which the Employment Period is otherwise terminated or at any time during the 6 months preceding such date, or (y) for which the Company or any Affiliated Entity during the nine months preceding the Expiration Date or the date on which the Employment Period is otherwise terminated, was actively engaged in efforts to establish, acquire, manage or operate (each such facility is hereinafter referred to as a "Facility"). With respect to the Territory, Employee specifically acknowledges that the Company plans to conduct the Business throughout the United States and to undertake to expand the Business throughout the United States. If Employee's employment with the Company is terminated within the six months following a Change of Control (as defined below), the term "Facility," as defined for these purposes, shall not include those facilities which are owned, managed, or operated by an Affiliated Entity which became an Affiliated Entity as a result of the transaction which also resulted in the Change of Control. "Change of Control" shall mean any person or entity, other than a shareholder of the Company on the date hereof, acquiring in excess of fifty percent (50%) of the assets or issued and outstanding voting stock of the Company other than as a result of, or after the occurrence of, a sale, in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Company's common stock in which the price per share paid by the public for such securities will be at least $10, reflecting a post-offering market capitalization for the Company of at least $150 million.

     4.3  Non-Solicitation.  Without limiting the generality of the provisions
          ----------------
of Section 4.2 hereof, Employee hereby agrees that, during the Restricted Period, he will not, directly or indirectly, solicit, or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, in any business which solicits business from any person, firm, corporation or other entity which was a client or other business partner of the Company during the term of this Agreement or any referring physician or any owner of facilities operated by the Company or its Affiliated Entities and, in each instance, who or which is located in the Territory, or from any successor in interest to any such person, firm, corporation or other entity who or which is located in the Territory, for the purpose of securing business relationships or contracts related to the Business; provided, however, that nothing contained herein shall be construed to prohibit or restrict Employee from soliciting business from any such parties on behalf of the Company in performance of his duties as an employee of the Company required under and as specifically contemplated by Section 1 above.

     4.4  Interference with Relationships.  During the Restricted Period,
          -------------------------------
Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (i) except on behalf of the Company, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company or its Affiliated Entities during the term of this Agreement or during the six month period following any termination of this Agreement, or otherwise seek to influence or alter any such person's relationship with the Company or its Affiliated Entities, or (ii) solicit or encourage any client or other business partner of the Company or its Affiliated Entities or any referring physician or any owner of facilities operated or managed by the Company or its Affiliated Entities to terminate or otherwise alter his relationship with the Company or its Affiliated Entities.

     4.5  Confidential Information.  The Employee agrees that during the
          ------------------------
Employment Period or at all times thereafter, he shall not disclose to any person or entity not employed by the Company and not engaged to render services to the Company or otherwise use any Confidential Information obtained while in the employ of the Company, except on behalf of the Company in accordance with its policies or as such disclosure may be required by law or a court order. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company, Peak Liquidating, L.L.C., a limited liability company formed under the laws of the State of Delaware ("Peak"), any Affiliated Entities, or any of their patients, clients or other business partners, including but not limited to information relating to financial statements, patient, client or other business partner identities, potential patients or clients, employees, information, analyses, or other proprietary information used by the Company, Peak, or any Affiliated Entities in connection with their businesses; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee or is approved for disclosure by the Company. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company, Peak and the Affiliated Entities.

     4.6  Blue-Pencil.  If any court of competent jurisdiction shall at any time
          -----------
deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 4 shall nevertheless stand, the Restricted Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

     4.7  Remedies.
          --------

          (a) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and Employee hereby acknowledges and agrees that such restrictions, rights and remedies are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Employee.

          (b) Employee acknowledges and agrees that the Restrictive Covenants are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled, upon three days' notice to Employee, to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to a hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

5.   Miscellaneous.
     -------------

     5.1  Notices, Consents, etc.  Any notices, consents or other communication
          -----------------------
required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission (along with a copy sent by first-class mail) to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

          If to Company:      Everest Healthcare Services Corporation
                              101 North Scoville
                              Oak Park, Illinois  60302
                              Attention:  Craig W. Moore
                              Fax: 708/386-1711

          With copies to:     Katten Muchin & Zavis
                              525 West Monroe Street, Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Alan M. Berry, Esq.
                              Fax: 312/902-1061

          If to Employee:     Paul Zabetakis
                              22 Half Moon Way
                              Stamford, Connecticut 06902
                              Fax: 203/359-3565

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile.

     5.2  Severability.  The unenforceability or invalidity of any provision of
          ------------
this Agreement shall not affect the enforceability or validity of any other provision.

     5.3  Entire Agreement.  The parties acknowledge and agree that effective as
          ----------------
of the Effective Date hereof, that certain Medical Director Agreement between the Company and Employee dated as of June 20, 1996 shall terminate and be of no further force and effect. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior (or contemporaneous) understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     5.4  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     5.5  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties, except it will be assignable by the Company in connection with a sale of the Company's business. Notwithstanding anything to the contrary contained herein, Employee may not assign any of his rights or delegate any of his responsibilities, liabilities or obligations under this Agreement, without the written consent of the Company.

     5.6  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     5.7  Amendment and Waiver.  Any provision of this Agreement may be amended,
          --------------------
or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on Employee or the Company, only if such amendment or waiver is set forth in a writing executed by Employee or the Company, respectively. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

     5.8  Construction.  This Agreement shall be construed and enforced in
          ------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois, without giving effect to provisions thereof regarding conflict of laws.

     5.9  Arbitration.
          -----------

          (a) The Employee and the Company agree that any claim or dispute arising out of or related to this Employment Agreement shall be subject to and settled by binding arbitration in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect; provided, however, that the provisions of this Section 5.9 shall not apply to Section 4 of this Employment Agreement or to any claim by the Company for injunctive or equitable relief, including without limitation claims related to unauthorized disclosure of confidential information, trade secrets, intellectual property, unfair competition, or breach of the Restrictive Covenants herein.

          (b) The Employee or the Company shall invoke arbitration by delivering a written demand for arbitration to the other party no later than ninety
     (90) days after the
     party's first knowledge of the claim or dispute. Claims covered by this provision that are not raised within ninety (90) days are waived. The costs of arbitration, including the fees and costs of the arbitrator, shall be shared equally by the parties unless otherwise required by law or directed by the arbitrator in his/her award. Each party shall pay its own attorneys' fees, and no punitive or consequential damages shall be awarded. All aspects of the arbitration process, including discovery, the hearing, and the record of the proceeding, are confidential and shall not be open or disclosed to any third party or the public.

     5.10 Employee Acknowledgment.  The Employee acknowledges (a) that he has
          -----------------------
consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     5.11 D&O Insurance. The Company shall maintain insurance which would cover
          -------------
Employee in connection with any liability asserted against Employee for performance of his duties hereunder or as a result of being an employee of the Company, whether the Company would be permitted to indemnify the Employee against such liability under applicable law to the same extent it maintains such insurance for other officers of the Company. In addition, the Company shall provide Employee with contractual indemnification on terms consistent with that provided to other executives of the Company.

     5.12 Successors/Binding Agreement.
          ----------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Employee's death, all amounts otherwise payable to Employee hereunder shall, unless otherwise provided herein, be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

     IN WITNESS WHEREOF, the parties have caused executed this Agreement to be duly executed and delivered as of the day and year first above written.


                              THE COMPANY:
                              -----------

                              EVEREST HEALTHCARE SERVICES
                               CORPORATION


                              By:/s/ Craig W. Moore
                                 ------------------------
                                 Craig W. Moore
                                 Chief Executive Officer



                              EMPLOYEE:
                              --------


                              /s/ Paul Zabetakis
                              ---------------------------
                                  Paul Zabetakis

                                   EXHIBIT A
                                   ---------

               Responsibilities, Duties and Authority of Employee
               --------------------------------------------------

The Executive Vice President and Chief Operating Officer will maintain full responsibility and accountability for the daily operations of the dialysis services business segment of the Company (the "Dialysis Business"). Employee will direct, administer and coordinate the activities of the Dialysis Business of the Company in accordance with the goals, objectives, and policies established by the Board of Directors, CEO, and federal and state regulatory agencies. Employee will institute policies and objectives covering the organization's operations, human resources, financial performance, quality, regulatory compliance, and growth and coordinate such policies and objectives with other officers and employees of the Company as necessary. In connection with the foregoing and the responsibilities set forth below, Employee will foster open communications between all business segments and departments with clear lines of authority and delegated responsibilities maintained and consistently monitored.

     Specific responsibilities will include:

     . Develop and maintain an organization that leads the industry in quality of care, regulatory compliance and facilities standards.

     . Provide strategic direction and leadership to achieve established profit plan goals by developing and implementing strategies and tactics which will build a return on investment and increase earnings and create shareholder value.

     . Develop and maintain an aggressive, highly professional organization necessary to achieve growth objectives. Employee will need to stay abreast of all market trends and competitive practices.

     . Develop both short- and long-range strategic plans and programs as well as operational support systems which are responsive to both company and industry challenges.

     . Review and refine existing programs and develop new methodologies which will enhance Company performance and patient and customer satisfaction.

     . Develop monthly and annual revenue forecasts. Ensure that the revenue volume and profitability objectives are achieved while also leading the industry in quality outcomes.

     . Develop and maintain active participation in professional organizations, associations, and educational programs and seminars in order to build long-term business relationships and identify new market opportunities which can be opportunistically pursued.

     . Ensure that the organization has a full complement of competent, licensed professionals at all times and develop appropriate programs and processes as needed in the areas of recruitment, training, and full communications.

     . Develop and maintain close professional relationships where possible with officers of important customers, prospective customers and vendors.

     . Ensure that the organization is in full compliance with all federal, state and other regulatory and licensing agencies.

     . Continually benchmark actual operating results (financial and quality) against established goals in a time frame which allows corrective action to be taken on a timely basis. Establish uniform and verifiable standards of performance. Develop new metrics as necessary.

     . Seek out new profit opportunities and ways to improve profitability. This would include reviewing new service offerings and recommendations, keeping abreast of competitor actions, and identifying new products, services, applications, programs, and markets.

     . Implement established corporate administrative policies and procedures to include maintenance of permanent records in compliance with corporate, legal, and health agency requirements.

     . Develop and maintain an aggressive, fully staffed organization necessary to achieve growth objectives. Stay informed of all market trends and Company positioning in the market. Select, train and encourage the development of capable people at all levels. Ensure reasonable long-range forecasts of volume, marketshare, financial requirements, human resource needs, medical practice changes, and facility requirements.

     . Monitor the performance of budgets to plan and formulate measures to make necessary adjustments. Advise the CEO of the projected impact of policies and practices on investments, quality, and earnings.

     . Build community relations consist with corporate goals of good citizenship by responding to community requirements and reciprocally informing the community of Company programs and events.